As filed with the Securities and Exchange Commission on August 26, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aris Water Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-1022110
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9651 Katy Freeway, Suite 400

Houston, Texas 77024

(832) 304-7003

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Aris Water Solutions, Inc. 2021 Equity Incentive Plan

(Full title of the Plan)

Robert W. Hunt Jr.

Chief Legal Officer and Corporate Secretary

Aris Water Solutions, Inc.

9651 Katy Freeway, Suite 400

Houston, Texas 77024

(832) 304-7003

(Name, address and telephone number (including area code) of agent for service)

Copy to:

Sean Feller, Esq.

Gibson, Dunn & Crutcher LLP

2029 Century Park East, Suite 4000

Los Angeles, CA 90067-3026

(310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 5,750,000 shares of Class A common stock, par value $0.01 per share (“Common Stock”) of Aris Water Solutions, Inc., a Delaware corporation (the “Company” or “Registrant”), issuable under the Company’s 2021 Equity Incentive Plan (as amended, the “2021 Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statement on Form S-8 filed by the Company with respect to the 2021 Plan on October  26, 2021 (SEC File No. 333-260499), together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Second Amended and Restated Certificate of Incorporation of Aris Water Solutions, Inc. (incorporated by reference herein to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June 9, 2023).

4.2	Amended and Restated Bylaws of Aris Water Solutions, Inc. (incorporated by reference herein to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed on October 26, 2021).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Aris Water Solutions, Inc. 2021 Equity Incentive Plan (incorporated by reference herein to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on October 26, 2021).

99.2	First Amendment to the Aris Water Solutions, Inc. 2021 Equity Incentive Plan (incorporated by reference herein to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 14, 2024).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 26th day of August, 2024.

ARIS WATER SOLUTIONS, INC.

By:	/s/ Amanda M. Brock
Name:	Amanda M. Brock
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Amanda M. Brock and William A. Zartler as his or her true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Amanda M. Brock Amanda M. Brock	President, Chief Executive Officer and Director (Principal Executive Officer)	August 26, 2024

/s/ Stephan E. Tompsett Stephan E. Tompsett	Chief Financial Officer (Principal Financial Officer)	August 26, 2024

/s/ Jeffrey K. Hunt Jeffrey K. Hunt	Chief Accounting Officer (Principal Accounting Officer)	August 26, 2024

/s/ William A. Zartler William A. Zartler	Executive Chairman	August 26, 2024

/s/ Joseph Colonnetta Joseph Colonnetta	Director	August 26, 2024

/s/ Debra G. Coy Debra G. Coy	Director	August 26, 2024

/s/ Jacinto J. Hernandez Jacinto J. Hernandez	Director	August 26, 2024

/s/ W. Howard Keenan, Jr. W. Howard Keenan, Jr.	Director	August 26, 2024

/s/ Andrew O’Brien Andrew O’Brien	Director	August 26, 2024

/s/ Donald C. Templin Donald C. Templin	Director	August 26, 2024

/s/ M. Max Yzaguirre M. Max Yzaguirre	Director	August 26, 2024